EXHIBIT 23(a)
Consent of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
The Dow Chemical Company:

We consent to the incorporation by reference of our reports dated February 14, 2008, relating to the consolidated financial statements and financial statement schedule (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for defined benefit pension and other postretirement plans to conform to Statement of Financial Accounting Standards No. 158), of The Dow Chemical Company, and the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2007, in the following Registration Statements of The Dow Chemical Company:

Form S-3:
Nos.	333-101647 333-140859
Form S-4:
No.	333-88443
Form S-8:
Nos.	2-64560 33-21748 33-51453 33-52841 33-58205 33-61795 333-27381 333-40271 333-43730 333-49183 333-67414 333-88443 333-91027 333-103518 333-103519 333-105080 333-115185 333-122932 333-145015 333-147074

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP Midland, Michigan February 14, 2008

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